Exhibit 3.1(q)(iii)



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           Prescribed by                     Charter #
                                                      ----------------
     C-109 TED W. BROWN                      Approved by
                                                        --------------
           Secretary of State                Date
                                                 ---------------------
                                             Fee $
                                                  --------------------

                            CERTIFICATE OF AMENDMENT
                                (BY SHAREHOLDERS)
                      TO THE ARTICLES OF INCORPORATION OF

                  Financial Exchange Company of Ohio, Inc.
     -----------------------------------------------------------------
                             (Name of Corporation)

                                        ( ) Chairman of the Board
          Edward R. Larkin    , who is  (x) President    (check one)
     -------------------------
                                        ( ) Vice President

     and  Howard Topol Roberts, who is  (x) Secretary    (check one)
         ---------------------
                                        ( ) Assistant Secretary

     of the above named Ohio corporation for profit with its principal location at 1370 Ontario Street, Cleveland, Ohio do hereby certify that (check the appropriate box and complete the appropriate statements)

          [ ]  a meeting of the shareholders was duly called and held on
               _______________________, 19__, at which meeting a quorum of the shareholders was present in person or by proxy, and by the affirmative vote of the holders of shares entitling them to exercise ____________% of the voting power of the corporation,

          [X] in a writing signed by all of the shareholders who would be entitled to a notice of a meeting held for that purpose,

     the following resolution was adopted to amend the articles:
     Article Second of the Articles of Incorporation is amended in its entirety to read as follows:





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               SECOND.  The place in Ohio where its principal
               office is to be located is 1370 Ontario Street, Cleveland, Cuyahoga County.


               IN WITNESS WHEREOF, the above named officers acting for and on behalf of the corporation, have subscribed their names this 8th day of April, 1986.

                                        /s/ Edward R. Larkin
                                        ------------------------------
                                             President


                                        /s/ Howard Topol Roberts
                                        ------------------------------
                                             Secretary





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